                         -----------------------------





                            SHARE PURCHASE AGREEMENT




                                    between




                        BRITISH COLUMBIA RAILWAY COMPANY



                                      and




                          RSL COM HOLDINGS CANADA INC.




                              Dated June 24, 1998




                         -----------------------------



                               TABLE OF CONTENTS

ARTICLE I                  INTERPRETATION................................................................2
1.1               Definitions............................................................................2
1.2               Other Terms...........................................................................11
1.3               Gender and Number.....................................................................12
1.4               Currency..............................................................................12
1.5               Schedules.............................................................................12
1.6               Tender................................................................................12
1.7               Performance on Holidays...............................................................13

ARTICLE II                 PURCHASE AND SALE OF SHARES..................................................13
2.1               Purchase and Sale of Shares...........................................................13
2.2               Determination of Working Capital......................................................13
2.3               Purchase Price Adjustment.............................................................14
2.4               Disputes..............................................................................14
2.5               Closing...............................................................................14
2.6               Transfers and Payment.................................................................14

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF BCR........................................15
3.1               Representations and warranties of BCR.................................................15
         (a)      Incorporation and Qualification.......................................................15
         (b)      Capitalization........................................................................15
         (c)      Authority, Filings, Consents and Approvals............................................15
         (d)      Conduct of Business - Changes.........................................................16
         (e)      Financial Statements..................................................................17
         (f)      Absence of Undisclosed Liabilities....................................................18
         (g)      No Conflict...........................................................................18
         (h)      Compliance............................................................................19
         (i)      Litigation............................................................................19
         (j)      Employees.............................................................................19
         (k)      Benefit Plans.........................................................................20
         (l)      Assets................................................................................24
         (m)      Tax Returns...........................................................................24
         (n)      Payment of Taxes......................................................................24
         (o)      Reassessments.........................................................................25
         (p)      Withholdings..........................................................................25
         (q)      Tax Status............................................................................25
         (r)      Contracts.............................................................................25
         (s)      Licences..............................................................................26


         (t)      Environmental Matters.................................................................26
         (u)      Brokers and Finders...................................................................27
         (v)      Books and Records.....................................................................27
         (w)      Absence of Guarantees.................................................................28
         (x)      Restrictions on Business..............................................................28
         (y)      Condition of Assets...................................................................28
         (z)      Insurance.............................................................................28
         (aa)     Intellectual Property Rights..........................................................29
         (bb)     Occupational Health and Safety........................................................29
         (cc)     Workers' Compensation.................................................................29
         (dd)     Leases................................................................................29
         (ee)     No Expropriation......................................................................30
         (ff)     Major Suppliers and Customers.........................................................30
         (gg)     Year 2000.............................................................................30
         (hh)     Credit Facilities.....................................................................31
         (ii)     Copies of Documents etc...............................................................31
         (jj)     Pension Plan Administration...........................................................31
         (kk)     Vacation Pay..........................................................................31
3.2               No Other Presentations or Warranties..................................................31
3.3               Survival of Representations and Warranties............................................31

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF BUYER......................................32
4.1               Representations and Warranties of Buyer...............................................32
         (a)      Incorporation and Qualification.......................................................32
         (b)      Authority; Filings, Consents and Approvals............................................32
         (c)      No Conflict...........................................................................33
         (d)      Brokers and Finders...................................................................33
         (e)      Financial Capability..................................................................33
         (f)      Securities Act........................................................................33
4.2               No Other Representations or Warranties................................................34
4.3               Survival of Representations and Warranties............................................34

ARTICLE V                  COVENANTS AND AGREEMENTS OF BCR AND BUYER....................................34
5.1               Access and Information................................................................34
5.2               Registrations, Filings and Consents; Proceedings......................................35
5.3               Operation of Business.................................................................36
5.4               Retention of Books and Records........................................................37
5.5               Closing Date Financial Information....................................................38
5.6               Telecommunications Services Agreement.................................................38
5.7               Non-Competition Agreement.............................................................38
5.8               Capitalization of Inter-corporate Debt................................................38


5.9               Further Assurances....................................................................38
5.10              Continue Insurance....................................................................39
5.11              Comply with Laws......................................................................39
5.12              Brokerage Fees........................................................................39
5.13              Disclosure of Breaches................................................................39
5.14              Pension Plan..........................................................................39
5.15              Value Allocation Schedule.............................................................39
5.16              Transfer of Telecommunication Assets..................................................39
5.17              Permitted Transfers...................................................................40
5.18              Permitted Retention Bonuses and Permitted Severance Arrangements......................40

ARTICLE VI                 CONDITIONS TO CLOSING........................................................40
6.1               Conditions for the Benefit of Buyer...................................................40
6.2               Conditions for the Benefit of BCR.....................................................43
6.3               Termination if Conditions Not Met.....................................................44

ARTICLE VII       INDEMNIFICATION.......................................................................44
7.1               Definitions...........................................................................44
7.2               Indemnification by BCR................................................................45
7.3               Indemnification by the Buyer..........................................................46
7.4               Agency for Representatives............................................................46
7.5               Notice of Third Party Claims..........................................................46
7.6               Defence of Third Party Claims.........................................................46
7.7               Assistance for Third Party Claims.....................................................47
7.8               Settlement of Third Party Claims......................................................47
7.9               Direct Claims.........................................................................48
7.10              Failure to Give Timely Notice.........................................................48
7.11              Limitation............................................................................48

ARTICLE VIII      ARBITRATION...........................................................................49
8.1               Arbitration...........................................................................49
8.2               Location of Arbitration...............................................................49
8.3               Applicable Law........................................................................49

ARTICLE IX                 MISCELLANEOUS................................................................49
9.1               Amendment and Modification; Waiver....................................................49
9.2               Return of Information.................................................................49
9.3               Expenses..............................................................................49
9.4               Public Disclosure.....................................................................50
9.5               Assignment............................................................................50
9.6               Entire Agreement......................................................................50



9.7               Fulfillment of Obligations............................................................50
9.8               Parties in Interest; No Third Party Beneficiaries.....................................50
9.9               Schedules.............................................................................50
9.10              Counterparts..........................................................................51
9.11              Section Headings......................................................................51
9.12              Notices...............................................................................51
9.13              Governing Law, Submission to Jurisdiction; Selection of Forum.........................52

                            SHARE PURCHASE AGREEMENT

         THIS AGREEMENT made the 24"' of June, 1998

BETWEEN:

                  BRITISH COLUMBIA RAILWAY COMPANY, a corporation incorporated under the British Columbia Railway Act,

                  (hereinafter called "BCR"),

                                                             OF THE FIRST PART,


                                    - and -

                  RSL COM HOLDINGS CANADA INC., a corporation, incorporated under the laws of Canada

                  (hereinafter called "Buyer"),

                                                           OF THE SECOND PART.

                  WHEREAS, BCR owns all of the issued and outstanding shares in the capital of Westel Telecommunications Ltd., a corporation incorporated under the Company Act of British Columbia ("Westel"); and

                  WHEREAS, BCR desires to sell and transfer to Buyer, and Buyer desires to purchase from BCR, all of the issued and outstanding shares in the capital of Westel, as more if specifically provided herein; and

                  WHEREAS as soon as practicable after the purchase of such shares, the Buyer intends to sell the telecommunication facilities assets of Westel to MK Telecom Network Inc., a "Canadian Carrier" within the meaning of the Telecommunications Act (Canada) and the Regulations thereto.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein. set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                 INTERPRETATION

1.1 Definitions. Unless otherwise specifically provided or the context otherwise requires, where used in this Agreement and in the Schedules hereto, the following terms shall have the meanings set forth or as referenced below

         (a) "Accounts Receivable" means the accounts receivable of Westel.

         (b) "Adjustment Date" means the tenth Business Day after the final Working Capital calculation is delivered by the Buyer's auditor to each party in accordance with Section
                    2.3 or is settled by arbitration pursuant to Section 2.4, whichever shall last occur.

         (c)        "Affiliate"

                    (i) in the case of BCR means a subsidiary of BCR as defined at the date hereof in subsections 2(3) through 2(5) of the Canada Business Corporations Act and also includes any Person other than a body corporate which is controlled by BCR in any manner whatsoever that results in control in fact by BCR; and

                    (ii) in the case of the Buyer has the meaning ascribed to it at the date hereof in subsections 2(2) through 2(5) of the Canada Business Corporations Act.

         (d) "Agreement" means this agreement, the recitals hereto and all schedules attached to this Agreement, in each case, as they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby", and similar expressions, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; and unless otherwise indicated, references to Articles and Sections are to Articles and Sections in this Agreement.

         (e) "Applicable Law" means any domestic or foreign statute, law (including the common law), ordinance, regulation, by-law (zoning or otherwise), or Order that applies to BCR or Westel.

         (g) "Assets" means all of the assets, real and personal, tangible and intangible, and undertaking of Westel, including those tangible assets listed in Schedule 1.1(g).

         (h) "Audited Financial Information" has the meaning set forth in Section 3.1 (e).

         (i) "BC Rail" means the partnership between BC Rail Ltd., BCR Properties Ltd. and British Columbia Railway Company formed pursuant to a partnership agreement executed 15 December, 1997,

         (j) "Benefit Plans" means all bonus, deferred compensation, incentive compensation, share purchase, share appreciation and share option, severance or termination pay, hospitalization or other medical benefits, life or other insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit sharing, mortgage assistance, employee loan, employee assistance, pension, retirement or supplemental retirement plan or agreement (including any defined benefit or defined contribution pension plan and any group registered retirement savings plan), and each other employee benefit plan or agreement (whether oral or written, formal or informal, funded or unfunded) sponsored, maintained or contributed to or required to be contributed to by Westel for the benefit of any of its employees, whether or not insured and whether or not subject to any Applicable Law, except that the term "Benefit Plans" shall not include any statutory plans with which Westel is required to comply, including the Canada/Quebec Pension Plan or plans administered pursuant to applicable provincial health tax, workers' compensation and employment insurance legislation.

         (k) "Business" means the business carried on by Westel of providing and reselling telecommunication services, including voice services, data services, private line services, LAN management services and system design services.

         (l) "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in Vancouver, British Columbia are authorized or obligated by law to close.

         (m)        "Buyer" means RSL COM Holdings Canada Inc.

         (n) "Canadian Carrier" means MK Telecom Network Inc., a corporation incorporated under the laws of Canada.

         (o)        "Closing" has the meaning set forth in Section 2.5.

         (p)        "Closing Date" has the meaning set forth in Section 2.5.

         (q) "Closing Working Capital" means the Working Capital of Westel as of the close of business on the day preceding the Closing Date, as determined pursuant to Section 2.2.

         (r) "Collective Agreement" means any collective agreement, letters of understanding, letters of intent or other written communication with any trade union or association which may qualify as a trade union, which would cover any employees.

         (s) "Competition Act" means the Competition Act (Canada) R.S., 1985, c.C- 34, as amended.

         (t)        "Competition Act Approval" means either:

                    (i) the issuance of an advance ruling certificate by the Director under Section 102(l) of the Competition Act to the effect that he is satisfied that he would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under section 92 of the Competition Act with respect to the transactions contemplated by this Agreement; or

                    (ii) the expiration of the waiting period under section 123 of the Competition Act with neither the Buyer nor BCR having been advised in writing by the Director that the Director has determined to make, is threatening to make or has made an application for an order under section 92 or 100 of the Competition Act in respect (of the transactions contemplated by this Agreement.

         (u) "Condition of the Business" means the condition of Westel including the Assets, liabilities, operations, activities, earnings, affairs and financial position of Westel.

         (v) "Confidentiality Agreement" has the meaning set forth in Section 5.1(c).

         (w) "Continuing Affiliate" means an Affiliate of BCR other than Westel.

         (x) "Copyright" means all copyright of Westel, whether registered or not.

         (y) "Current Assets" of Westel at any time means the current assets of Westel determined in accordance with Generally Accepted Accounting Principles, consistently applied except that


                    (iii) all capital assets and work in progress which become assets of Westel after April 30, 1998 as a result of Permitted Capital Expenditures (other than the lease of radios from Royal Bank of Canada or any assets financed by way of indebtedness to a party other than BCR or its Affiliates) shall be regarded as current assets for the purposes of this definition and their value shall be equal to the amount of the Permitted Capital Expenditures made in respect thereof, and

                    (iv) any cash, accounts receivable or other proceeds of the Permitted Transfers shall not be regarded as current assets for the purposes of this definition.

         (z) "Current Liabilities" of Westel at any time, means the current liabilities of Westel determined in accordance with Generally Accepted Accounting Principles, consistently applied and for greater certainty includes

                    (i) all accounts payable and accrued liabilities, including income taxes and current year's bonuses for all employees of Westel,

                    (ii) any overdraft in Westel's bank accounts at that time, except that Inter- corporate Debt shall not be included in such; determination;

         (aa) "Director" means the Director of Investigation and Research appointed under the Competition Act.

         (bb) "Disposal" means any disposal by any means, including discharging, dumping, incineration, spraying, pumping, injecting, depositing or burying.

         (cc) "Encumbrance" means any encumbrance of any kind whatever and includes a security interest, mortgage, lien, hypothec, pledge, hypothecation, assignment, charge, security under
                    Section 426 or Section 427 of the Bank Act (Canada), trust or deemed trust (whether contractual, statutory or otherwise arising), a voting trust or pooling agreement with respect to securities, an adverse claim or any other right, option or claim of others of any kind whatever affecting the Assets or the Shares, any covenant or other agreement, restriction or limitation on the transfer of the Shares, a deposit by way of security and an easement, restrictive covenant, agreement or right of way (registered or unregistered), restriction, encroachment, burden or title reservation of any kind with respect to real property.

         (dd) "Environmental Compliance Review" includes all environmental audits, environmental assessments and all environmental studies or evaluations related in any way to Westel or the Business or Assets;

         (ee) "Environmental Laws" includes all federal, provincial, municipal or local statutes, regulations, by-laws or rules, and Orders of any Governmental Authority and the common law, relating in whole or in part to the environment and includes those laws relating to the storage, generation, use, handling, manufacture, processing, transportation, import, export, treatment, Release or Disposal of any Hazardous Substance and any laws relating to asbestos or asbestos-containing materials in the workplace environment.

         (ff) "Environmental Permits" includes all permits, certificates, approvals, consents, authorizations, registrations, and licenses issued, granted, conferred, created or required by any Governmental Authority pursuant to any Environmental Laws;

         (gg) "Expired Leases" means those real property leases, statutory rights of way, rights of occupancy and licenses of occupancy to which Westel, or BCR on Westel's behalf is a party and which have expired or are expected by Westel to expire during the period from the date hereof to the Closing Date listed in Part II of Schedule 3.1(dd) hereto.

         (hh)       "Financial Statements" has the meaning set forth in
                    Section 3.1(e).

         (ii) "Generally Accepted Accounting Principles" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles.

         (jj) "Governmental Authority" means any domestic or foreign government whether federal, provincial, or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatever

         (kk) "Hazardous Substance" means any waste, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good or contaminant as defined in any Environmental Law.

         (ll) "including" means "including" and the term "including" shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

         (mm)       "Indemnified Party" has the meaning set forth in
                    Section 7.1.

         (nn)       "Indemnifier" has the meaning set forth In Section 7.1.

         (oo)       "Intellectual Property Rights" means:

                    (A)    (i)      the Trade Marks; and

                           (ii)     the Copyrights;

                    set forth on Schedule 3.1(aa); and

                    (B)    (i)      all trade secrets and confidential
                                    information of Westel;

                           (ii) all computer software and related manuals owned by or licensed to Westel;

                           (iii)    all know-how of the Business including

                                    (x)     all information of a scientific,
                                            technical or business nature
                                            whether in oral, written, graphic,
                                            machine readable, electronic or
                                            physical form; and

                                    (y)     all patterns, plans, designs,
                                            research data, research plans,
                                            trade secrets and other proprietary
                                            know-how, processes, formulas,
                                            drawings, technology, unpatented
                                            blue prints, flow sheets, equipment
                                            and parts lists, instructions,
                                            manuals, records and procedures.

         (pp) "Inter-corporate Debt" at any time means all indebtedness owing by Westel to BCR or any Affiliate of BCR or to any other Person with whom BCR does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at that time, other than trade payables arising in the ordinary course of business;

         (qq) "Leases" means the real property leases, statutory rights of way, rights of occupancy and licenses of occupancy to which Westel, or BCR on Westel's behalf, is a party, listed in Part I of Schedule 3.1(dd) but does not include the Expired Leases.

         (rr)       "Liabilities" has the meaning set forth in Section 3.1(f).

         (ss)       "Lenders" means those lenders listed in Schedule 1.1(ss).

         (tt) "March 31 Working Capital" means the Working Capital of Westel as of the close of business on March 31, 1998, as determined pursuant to Section 2.2.

         (uu) "Material" means having an actual or potential economic impact on Westel of at least $50,000.

         (vv) "Material Adverse Effect" means an effect which is or would reasonably be expected to be Materially adverse to Westel or to the Condition of the Business.

         (ww) "Non-Competition Agreement" means the non-competition agreement to be entered into between BCF, the Buyer, the Canadian Carrier and Westel at the Closing Time in the form attached hereto as Schedule 6.1(h).

         (xx)       "Notice Period" has the meaning set forth in Section 7.6.

         (yy) "Order" means any order, judgment, injunction, decree, award or writ of any court, tribunal, arbitrator, Governmental Authority, or other Person who is authorized to make legally binding determinations.

         (zz) "ordinary course" when used in relation to the conduct of the Business means any transaction which constitutes an ordinary business activity of Westel conducted in a commercially reasonable and businesslike manner consistent with Westel's past practices.

         (aaa) "Pension Plan" means each of the Benefit Plans that is a "registered pension plan" as that term is defined in subsection 248(l) of the Income Tax Act (Canada).

         (bbb) "Permitted Capital Expenditures" means those capital expenditures listed in Schedule 5.3(g)(1) and any others mutually agreed to in writing by Buyer and BCR.

         (ccc) "Permitted Retention Bonuses" means the stay bonuses, retention payments, success fees or similar compensation payable to the employees of Westel listed in Schedule 3.1(d)(v)(D) hereto.

         (ddd) "Permitted Severance Arrangements" means the severance arrangements applicable to the employees of Westel listed in Schedule 3. 1 (d)(v)(D) hereto.

         (eee)      "Permitted Encumbrances" means the Encumbrances listed in
                    Schedule 1.1(eee) hereto and any easement, restrictive covenant, agreement or right of way (registered or unregistered), restriction, encroachment, burden or title reservation of any kind with respect to real property or Leases which will not individually or in the aggregate have a Material Adverse Effect on the value of the Assets or the Business or the ability of Westel to carry on the Business as it has in the past.

         (fff) "Permitted Transfers" means the transfers of Assets listed in Schedule 3.1(d)(v)(A) hereto by Westel to BC Rail provided the transfers take place as described in Section 5.17.

         (ggg) "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-share company, trust, unincorporated organization, governmental or regulatory body or other entity.

         (hhh) "Prime Rate" for any day means the rate of interest expressed as a rate per annum that Bank of Montreal establishes at its head office in Toronto as the reference rate of interest that it will charge on that day for Canadian dollar demand loans to its customers in Canada and which it at present refers to as its prime rate.

         (iii)      "Purchase Price" has the meaning set forth in Section 2.1.

         (jjj) "Quarterly Financial Information" has the meaning set forth in Section 3.1(e).

         (kkk) "Release" includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, migrating, escaping, leaching, disposing, dumping, depositing, spraying, burying, abandoning, incinerating, seeping or placing, or any similar action defined in any Environmental Law.

         (lll) "Rules of Procedure" mean the British Columbia International Commercial Arbitration Centre's rules of procedure for arbitration.

         (mmm) "Securities Act" means the Securities Act, R.S.B.C. 1996, chapter 418, as amended.

         (nnn) "Shares" means the 41,000,000 common shares in the capital of Westel owned by BCR and any other shares of Westel issued to BCR after the date hereof pursuant to Section 5.8.

         (ooo) "Taxes" means all taxes and similar governmental charges, including:

                    (i) Canadian federal, provincial, municipal and local, foreign or other income, franchise, capital, real property, personal property, withholding, payroll, employer health, transfer, sales, use, excise, goods and services, consumption, anti-dumping, countervail and value added taxes, all other taxes of any kind for which Westel may have any liability imposed by Canada or any province, municipality, country or foreign government or subdivision or agency thereof, whether disputed or not;

                    (ii) assessments, charges, duties, fees, imposts, levies or other governmental charges and interest, penalties or additions associated therewith; and

                    (iii) all Canada Pension Plan contributions and employment insurance premiums.

         (ppp) "Tax Returns" means all reports, returns and other documents filed or required to be filed by Westel in respect of Taxes or in respect of or pursuant to any domestic or foreign federal, provincial, state, municipal, territorial or other taxing statute.

         (qqq) "Termination Assets" means those tangible telecommunication Assets of Westel which are required to be sold in order for Westel not to be a "telecommunications common carrier" within the meaning of the Telecommunications Act (Canada).

         (rrr) "Telecommunications Services Agreement" means the Agreement to be entered into between BC Rail and Westel on the Closing, in the form attached hereto as Schedule 1.1(rrr).

         (sss)      "Telecommunications Warranties" has the meaning set out in
                    Section 5.16.

         (ttt) "Time of Closing" means 10:00 a.m. Vancouver time on the Closing Date or such other time on that date as the parties agree in writing that the Closing shall take place;

         (uuu) "Trade Marks" means the trade-marks. trade names, designs, graphics, logos and other commercial symbols of or relating to the Business, whether registered or not, which are listed in Schedule 3.1(aa).

         (vvv)      "Transaction Documents" means:

                    (i)    this Agreement;

                    (ii)   the Non-Competition Agreement;

                    (iii)  the Telecommunications Services Agreement; and

                    (iv) the documents and agreements to be delivered by each party hereto to the other at the Time of Closing.

         (www)      "Value Allocation Schedule" means Schedule l.l.

         (xxx) "Working Capital" of Westel at any time means an amount equal to the Current Assets minus the Current Liabilities, at that time.

1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

1.3 Gender and Number. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa and words importing gender include all genders.

1.4 Currency. The terms "dollars" and "S" shall mean Canadian Dollars.

1.5 Schedules. The following are the Schedules which form part of this Agreement and which have been delivered concurrently with execution of this Agreement. Schedule 3.1(d)(v)(D) - Permitted Retention Bonuses and Permitted Severance Arrangements has been delivered separately to the Buyer on a confidential basis:

     Schedule 1.1(g)                  Assets
     Schedule 1.1(ss)                 Lenders
     Schedule 1.1(eee)                Permitted Encumbrances
     Schedule 1.1(rrr)                Telecommunications Services Agreement
     Schedule 1.1(vvv)                Value Allocation Schedule
     Schedule 3.1(c)                  BCR's Consents and Approvals
     Schedule 3.1(d)(v)(A)            Permitted Transfers
     Schedule 3.1(d)(v)(D)            Permitted Retention Bonuses and Permitted
                                      Severance Arrangements
     Schedule 3.1(e)                  Financial Statements
     Schedule 3.1(f)                  Material Liabilities
     Schedule 3.1(i)                  Litigation
     Schedule 3.1(j)                  Labour and Employment Relations
     Schedule 3.1(k)                  Benefit Plans
     Schedule 3.1(r)                  Contracts
     Schedule 3.1(t)                  Environmental Matters
     Schedule 3.1(z)                  Insurance
     Schedule 3.1(aa)                 Intellectual Property Rights, including
                                      Trade Marks
     Schedule 3.1(dd)                 Leases and Expired Leases
     Schedule 3.1(ff)                 Major Suppliers and Customers
     Schedule 3.1(gg)                 Millennium Compliant programme
     Schedule 4.1(b)                  Buyer's Consents and Approvals
     Schedule 5.3)(g)(i)              Permitted Capital Expenditures
     Schedule 6.1(g)                  Resigning Officers
     Schedule 6.1(h)                  Non-Competition Agreement

1.6 Tender. Any tender of documents or money hereunder may be made upon the parties or their respective counsel and money shall be tendered by official bank draft drawn upon a Canadian chartered bank by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or by wire transfer of funds to a bank account designated by the payee at least two days prior to the date the payment is to be made.

1.7 Performance on Holidays If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

                                   ARTICLE II
                          PURCHASE AND SALE OF SHARES

2.1 Purchase and Sale of Shares. Buyer shall purchase from BCR, and BCR shall sell to Buyer, the Shares, for an aggregate purchase price in cash of $55,000,000 as at the Closing Date (the "Purchase Price") subject to an adjustment as hereinafter provided.

2.2                 Determination of Working Capital.

         (a) Forthwith following the Closing, Buyer shall cause its auditor to prepare a calculation of the March 31 Working Capital and the Closing Working Capital. Such calculations shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, except as otherwise specifically provided herein. The Closing Working Capital shall be calculated on the basis that Westel shall claim capital cost allowance to the maximum extent permitted under the Income Tax Act which is necessary to minimize Westel's income tax liabilities prior to the Closing Date.

         (b) The Buyer shall ensure that its auditor cooperates with the BCR's auditor in preparing such calculations. Copies of all working papers of the Buyer's auditor shall be made available to BCR's auditor for review. Representatives of BCR or BCR's auditor shall be permitted to be present at and to participate in any procedures taken in order to make the calculation of Closing Working Capital. A copy of the draft calculations of March 31 Working Capital and the Closing Working Capital shall be delivered to each party within thirty days (30) days of the Closing Date. The Buyer shall, and shall cause its auditor to, meet with BCR and BCR's auditor forthwith thereafter to review such draft calculations so that the parties can agree on the calculations of March 31 Working Capital and the Closing Working, Capital by the fortieth day after the Closing Date. Failing agreement by such time, the Buyer's auditor shall deliver the final calculations of March 31 Working Capital and the Closing Working Capital on the fortieth day after the Closing Date and any dispenses relating to such calculations shall be resolved pursuant to Section 2.4.

2.3 Purchase Price Adjustment. On the Adjustment Date the Purchase Price shall be adjusted on a dollar for dollar basis as follows:

         (a) if the Closing Working Capital exceeds the March 31 Working Capital, the amount of such excess shall be added to the Purchase Price; and

         (b) if the Closing Working Capital is less than the March 31 Working Capital, the amount of such deficiency shall be deducted from the Purchase Price.

Any amount to be paid by one party to the other pursuant to this Section 2.3 as an increase to or a reduction of the Purchase Price, shall be paid on the Adjustment Date together with interest, compounded monthly, at the Prime Rate from the Closing Date to the date of payment.

2.4 Disputes. If either BCR or the Buyer disputes any item in the calculation of the March 31 Working Capital or the Closing Working Capital which could result in an adjustment to the Purchase Price, it shall give notice to the other of such dispute on or before the 10th Business Day following the delivery of the final calculation of the Closing Working Capital. In such event, the matter in dispute shall be referred to arbitration as provided in Article VIII and payment of the respective balance due, if any, will be made forthwith after completion of the arbitration proceedings. Interest shall accrue on any net amount to be paid pursuant to Section 2.3 from the Closing Date until the date of payment at the Prime Rate.

2.5 Closing. The completion of the sale and purchase of the Shares by the transfer and delivery of documents of title thereto and the payment of the Purchase Price (the "Closing") shall take place at the offices of Ladner Downs, 1200 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia at 10:00 A.M. local time (the "Time of Closing"), on the date which is five Business Days after the date on which the conditions of closing set forth in
Article VI have been satisfied or waived by the parties or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is called the "Closing Date" and the transaction shall take effect from the opening of business on the Closing Date.

2.6 Transfers and Payment. At the Time of Closing, upon fulfillment of all the conditions set out in Article VI that have not been waived in writing by BCR or Buyer as the case may be, BCR shall deliver to Buyer certificates representing the Shares, duly endorsed and in form suitable for transfer and free and clear of all Encumbrances and will cooperate with Buyer in having the Shares transferred to Buyer or its nominee and in changing the directors to individuals nominated by Buyer, whereupon, subject to all other terms and conditions hereof being complied with, Buyer shall pay to BCR the slim of $55,000,000.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BCR

3.1 Representations and warranties of BCR. BCR represents and warrants to Buyer as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

         (a) Incorporation and Qualification. Westel is a corporation duly incorporated, organized and validly subsisting under the laws of British Columbia. Westel has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly registered, licensed or qualified to carry on business in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such registration, licensing or qualification necessary where the failure to be so registered or qualified would have a Material Adverse Effect on the Business.

         (b) Capitalization. The authorized capital of Westel consists of 100,000,000 Common shares without par value of which only the Shares are issued and outstanding. The Shares are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by BCR. BCR has good and valid title to the Shares free and clear of all Encumbrances other than restrictions on transfer set out in the articles of Westel and, upon consummation of the transactions contemplated in this Agreement, shall have transferred such title to the Shares to Buyer pursuant to the terms of this Agreement, free and clear of all Encumbrances, other than such Encumbrances which were incurred by Buyer or caused to be incurred by Westel by Buyer as a result of the transactions contemplated by this Agreement. There are not now, and at the Closing Date there will not be, any outstanding options, warrants or rights to purchase or acquire, or securities convertible into or exchangeable for or which carry an obligation to purchase or otherwise acquire, any shares or securities in the capital of Westel and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require Westel to issue, sell or deliver any of its shares or securities. Other than those set forth in the articles of Westel, there are no restrictions on the transfer of the Shares. Westel has no subsidiaries.

         (c) Authority, Filings, Consents and Approvals. BCR is a corporation duly incorporated, organized and validly subsisting under the laws of British Columbia. BCR has the corporate power and authority to enter into this

                  Agreement and the Transaction Documents and, subject to the receipt of the approvals, consents and authorizations contemplated in this Agreement and the Transaction Documents, to carry out the transactions contemplated hereby. This Agreement and the Transaction Documents have been duly authorized, executed and delivered by BCR and constitute legal, valid and binding obligations of BCR, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting, creditors' rights and to general equity principles. No other proceedings on the part of' BCR are necessary to authorize this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby.

                  Except as set forth in Schedule 3.1(c) or as required by the Competition Act, the execution, delivery and performance of this Agreement and the Transaction Documents will not require BCR or Westel to obtain any consent, waiver, authorization or approval of, or make any filing with or give notice to, any Person, except for such consents, waivers, authorizations or approvals which the failure to obtain would not be reasonably likely to have a Material Adverse Effect or would not be reasonably likely to prohibit or materially delay BCR's ability to perform its obligations under this Agreement.

         (d) Conduct of Business - Changes. Since March 31, 1998:

                  (i) Westel has conducted the Business in the ordinary course and has used its best efforts to preserve the Business and the Assets;

                  (ii) there has not been any change in the Condition of the Business other than changes in the ordinary course of business, and such changes have not, either individually or in the aggregate, been materially adverse and have not had a material adverse effect on the Condition of the Business;

                  (iii) there has not been any damage, destruction, loss, labour dispute or other event, development or condition of any character (whether or not covered by insurance) which has had a material adverse effect on Westel or the Condition of the Business;

                  (iv) there has not been any change in the accounting principles, policies, practices or procedures of Westel or their application to Westel;

                  (v)      Westel has not:

                           (A) transferred, assigned, sold or otherwise disposed of or created any Encumbrance on any of the Assets other than in the ordinary course of business and other than Permitted Encumbrances and Permitted Transfers,

                           (B) made any change in the method of billing customers or the credit terms made available by the Business to customers, except in the ordinary course of business with a view to the best interests of Westel;

                           (C) made any change with respect to any method of management or operations in respect of the Business, except in the ordinary course of business with a view to the best interests of Westel;

                           (D) increased the compensation paid or payable to any employees or increased the benefits to which such employees are entitled under any Benefit Plan of the BCR or Westel or created any new Benefit Plan for any such employees other than consistent with past practice and other than Permitted Retention Bonuses and Permitted Severance Arrangements;

                           (E)      modified, amended or terminated any
                                    contract to which it is or was a party,
                                    except (x) as provided in the
                                    Telecommunications Services Agreement and
                                    (y) in the ordinary course of business with a view to the best interests of Westel; or

                           (F) declared or paid any dividend or other distribution in respect of any shares, warrants, rights or similar securities or purchased or redeemed any such shares, warrants, rights or similar securities.

         (e) Financial Statements. Attached hereto as Schedule 3.1(e) is a copy of:

                  (i) the audited balance sheet of Westel as at December 31, 1997 and the statements of operations, shareholder's equity and cash flows for the fiscal years ended December 31, 1996 and December 31, 1997 (collectively, with the notes thereto, the "Audited Financial Information");

                  (ii) a copy of the unaudited balance sheet of Westel as at March 31, 1998 (the "Balance Sheet") and the related statement of operations, shareholder's equity and cash flows for the three months then ended (collectively, with the notes thereto, the "Quarterly Financial Information"); and

                  The Audited Financial Information and the Quarterly Financial Information have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis (except as may be noted therein), and the Audited Financial Information and the Quarterly Financial Information (collectively the "Financial Statements") present fairly the financial position of Westel as at December 31, 1997 and March 31, 1998 respectively and the results of their operations for the periods then ended.

         (f)      Absence of Undisclosed Liabilities. Except as disclosed in
                  Schedule 3.1(f) Westel does not have any liabilities or obligations of any nature, whether absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, including any liability for Taxes (collectively, "Liabilities"), which, either individually or in the aggregate, are Materially in excess of the Liabilities reflected or reserved against in the Financial Statements, except those incurred in the ordinary course of business and consistent with past practice since the respective dates as of which the Financial Statements were prepared.

         (g) No Conflict. Subject to the receipt of the Lenders', governmental and regulatory approvals referred to in this Agreement or disclosed in Schedule 3.1(c), the execution and delivery of this Agreement by BCR does not, and the performance of this Agreement by BCR and the consummation by it of the transactions contemplated by this Agreement shall not:

                  (i) conflict with or violate the memorandum or articles or equivalent organizational documents of BCR or Westel or any resolution of their directors or shareholders;

                  (ii) conflict with or violate any law, rule, regulation, permit, order, judgment or decree applicable to BCR or Westel or by which any of their respective properties is bound or affected, the conflict with which or violation of which would have a material adverse effect or would prohibit or materially delay BCR's ability to perform its obligations under this Agreement; or

                  (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, licence, permit, franchise or other instrument or obligation to which Westel is a party or by which Westel is bound or affected, which, in any such case, would have a material adverse effect or would prohibit or materially delay BCR's ability to perform its obligations under this Agreement.

         (h) Compliance. Except for any conflicts, defaults or violations which would not, individually or in the aggregate, have a material adverse effect, Westel is not in conflict with, or in default or violation of, (i) its memorandum or articles,
                  (ii) any Applicable Law applicable to Westel or by which any one of its Assets is bound or affected. Except for any conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect, Westel is not in conflict with, or in default or violation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Westel is a party or by which Westel is bound or affected.

         (i) Litigation. Except as disclosed in Schedule 3.1(i), there are no claims, actions, proceedings, suits, investigations or reviews pending or, to the knowledge of BCR, threatened against Westel before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, if adversely determined, would have a Material Adverse Effect. As at the date hereof, Westel is not subject to any judgment, order or decree which has or will have a Material Adverse Effect, except as disclosed in Schedule 3.1(1).

         (j) Employees. Schedule 3.1(j) contains:

                  (i) the names and titles of all employees of Westel together with the location of their employment;

                  (ii)     the date each employee was hired,

                  (iii) a list of any written employment contracts between Westel and its employees;

                  (iv) the rate of annual remuneration of each employee at the date hereof and any bonuses paid since the end of the last completed financial year in respect of that year; and

                  (v) the names of each employee on long term disability, workers compensation or leave of absence, whether paid or unpaid.

         Westel does not have any formal written short term disability plan. No employee is employed under a contract which cannot be terminated by Westel with or without notice, including those employees who are employed on indefinite hirings requiring reasonable notice of termination by Applicable Law. Westel is not a party, either directly or by operation of law, to any Collective Agreement. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the employees by way of certification, interim certification, voluntary recognition, or successor rights. To the knowledge of BCR, there are no threatened or pending union organizing activities involving the employees. There are no pending or, to the knowledge of Westel, any threatened labour disputes or work stoppages which might have a material adverse effect on the operations of the Business or lead to an interruption of operations.

         (k)      Benefit Plans.

                  (i) Except as set forth in Schedule 3.1(k), Westel is not a party to or bound by, nor does Westel have any liability or contingent liability with respect to, any Benefit Plans that are material to the Business and that impose any binding legal obligation on Westel. Schedule 3.1(k) contains a true and complete list of each Benefit Plan. Schedule 3.1(k) also identifies each of the Benefit Plans that is a Pension Plan. Westel has no formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or to modify or change any existing Benefit Plan that would affect any employee or former employee of Westel, except such modification or amendment as may be required to be made to secure the continued registration of any existing Benefit Plan with each applicable Governmental Authority. At the Time of Closing the pension plan reciprocal agreement identified in
                           Schedule 3.1(k) shall be terminated.

                  (ii) Schedule 3.1(k) sets out a list of each of the following:

                           (A) each Benefit Plan (including, all amendments thereto);

                           (B) all general written communications to all employees relating to the Benefit Plan, whether or not such communications have been, or are required to be, filed with any applicable Governmental Authority;

                           (C) if the Benefit Plan is funded through a trust or any third party funding arrangement, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof;

                           (D)      all insurance contracts, investment
                                    management agreements, subscription and
                                    participation agreements and record keeping agreements relating to the Benefit Plans and all other contracts relating to the Benefit Plans with respect to which Westel may have any Material liability;

                           (E) the annual information return filed in respect of the Pension Plan with any applicable Governmental Authority for 1995 and 1996;

                           (F) the two most recently completed actuarial reports filed in respect of the Pension Plan with any applicable Governmental Authority;

                           (G) the most recent financial statements filed in respect of each Pension Plan with any Governmental Authority;

                           (H) the most recent letter of confirmation of registration of the Pension Plan pursuant to the applicable pension legislation and the Income Tax Act (Canada); and

                           (I) any statement of investment policies and goals prepared in respect of the Pension Plan, whether or not such statement has been filed with any applicable Governmental Authority.

                  (iii) None of the Pension Plans is a multi-employer pension plan as defined under the provisions of any Applicable Law.

                  (iv) No Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to Employees or former employees of Westel beyond retirement or other termination of service, other than:

                           (A)      coverage required by applicable law,

                           (B) death or retirement benefits under any Pension Plan,

                           (C) deferred compensation benefits accrued as liabilities in the Financial Statements,

                           (D) other than benefits under the Medical Services Plan and Extended Health Benefit, particulars of the retired employees entitled to such benefits are set forth in Tab 7 of Schedule 3.1(k), or

                           (E) benefits the full cost of which is borne by the Employee or former employee (or his beneficiary),

                  (v) There are no pending or (to the knowledge of BCR) threatened claims by or on behalf of any of the Benefit Plans, including claims by or on behalf of any of the Benefit Plans against any Person (other than routine claims for benefits).

                  (vi) With respect to each Benefit Plan that is funded wholly or partially through an insurance policy, there will be no liability of Westel as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing. Except as disclosed in Schedule 3.1(k), with respect to each Benefit Plan not funded through an insurance policy, Westel has either fully funded such Benefit Plan through a trust or has made appropriate provision for Westel's liability thereunder in the Financial Statements, except for the Permitted Retention Bonuses and Permitted Severance Arrangements and vacation pay and except as disclosed in the audited financial statements of the pension plan as at December 31, 1997.

                  (vii) The Pension Plan and all of the amendments thereto have been accepted for registration by the Department of National Revenue and any Governmental Authority having jurisdiction over such Pension Plans, except for the office of the Superintendent of Financial Institutions, which registration has been applied for and with respect to which the management of Westel responsible for such registration are not aware of any reason such registration will not be accepted. Each Pension Plan remains duly registered and in good standing under, and has been administered in compliance in all material respects with, all applicable statutory and regulatory requirements.

                  (viii) With respect to each Pension Plan that is a defined benefit plan, all contributions required to the date hereof in order for such Pension Plans to comply with the minimum funding standards imposed by applicable statutory and regulatory requirements have been made or properly accrued, and each such Pension Plan is fully funded on both a "going concern" and "solvency" or "termination" basis, as determined in accordance with the actuarial assumptions and methods used in the most recent actuarial report filed with (and accepted for filing by) the applicable Governmental Agencies in respect of each such Pension Plan, except as disclosed in the audited financial statements of the pension plan as at December 31, 1997. All employer contributions required to the date hereof have been made or properly accrued. All employee contributions to the Pension Plans to the date hereof have been properly withheld by Westel and have been fully paid into the funding arrangements for the respective Pension Plan or will be paid in the normal course of business.

                  (ix) There has been no withdrawal by Westel of assets from any Pension Plan and no application for approval of a withdrawal of assets has been made to any Governmental Authority. Any application of surplus assets in any of the Pension Plans to offset required employer contributions to such Pension Plans has been permitted by law and was permitted under the terms of the relevant Pension Plan and associated funding agreement.

                  (x) BCR is not aware of any occurrence which would result in the revocation of the registration of any Pension Plan under the Income Tax Act, Canada and any applicable pension legislation. BCR is not aware of any basis on which amounts paid by Westel under the provisions of the Pension Plans would not be deductible for income tax purposes.

         (l) Assets. Westel has good title to all of its Assets, in each case subject to no Encumbrance except:

                  (i)      for Permitted Encumbrances; and

                  (ii) as is reflected in the balance sheets forming part of the Financial Statements of Westel.

                  Those Assets listed in Schedule 1.1(g) which have a net book value in excess of $100,000 as at December 31, 1997 or which are otherwise material to the Business are accurately described in that Schedule. The Assets constitute all of the assets which are material to the conduct of the Business as now conducted by Westel. Since December 31, 1997, Westel has not transferred, assigned, sold or otherwise disposed of or created any Encumbrance on any of the Assets other than in the ordinary course of business and other than Permitted Encumbrances and Permitted Transfers. Westel does not own any fee simple absolute interest in land or real property.

         (m) Tax Returns. Westel has prepared and filed all Tax Returns on time and with all appropriate Governmental Authorities for all fiscal periods ending prior to the date hereof except for the income tax return with respect to the fiscal period ending on December 31, 1997, which will be filed on or before June 30, 1998. Each such Tax Return was correct and complete in all material respects. True copies of all Tax Returns prepared and filed by Westel during the past five years have been given to the Buyer on or before the date hereof.

         (n) Payment of Taxes. Westel has paid all Taxes due and payable and has paid all assessments and reassessments it has received in respect of Taxes. The provisions for Taxes reflected in the Financial Statements are sufficient to cover all liabilities for Taxes that have been assessed against Westel or that are accruing in respect of the Business, its operations and property during the periods covered by the Financial Statements and all prior periods. Except to the extent provided for in the Quarterly Financial Information, Westel was not liable for any Taxes at the date thereof or for the payment of any instalment in respect of Taxes due in respect of its current taxation year and, except as aforesaid, no such Taxes were required to be provided for.

         (o) Reassessments. There are no reassessments of Taxes that have been issued and are outstanding. BCR is not aware of any pending or threatened assessment or reassessment for Taxes. Westel has not executed or filed with any Governmental Authority any agreement extending the period for assessment, reassessment or collection of any Taxes. Assessments under the Income Tax Act (Canada) and the Corporations Capital Tax Act (British Columbia) have been made with respect to Westel covering all past periods through the Fiscal year ended December 31, 1996.

         (p) Withholdings. Westel has withheld from each payment made to any of its employees or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada) all amounts required by law and will continue to do so until the Closing and has remitted or will remit, such withheld amounts within the prescribed periods to the appropriate Governmental Authority. Westel has or will have remitted to the proper Governmental Authority within the time required by Applicable Law, all Canada Pension Plan contributions, employment insurance premiums, employers health taxes and other Taxes payable by it in respect of its employees. Westel has charged and collected and has remitted or will remit on a timely basis all Taxes as required by Applicable Law on any sale, supply or delivery whatsoever, made by Westel.

         (q) Tax Status. BCR is not a nonresident of Canada, as defined in the Income Tax Act (Canada). Westel is exempt from income tax pursuant to section 149(l)(d) of the Income Tax Act (Canada), which exemption shall cease to apply upon the date hereof, after which Westel shall be subject to the provisions of section 149(10) of the Income Tax Act (Canada). Westel is a registrant for the purposes of the goods and services tax provided for under the Excise Tax Act and its registration number is 898772447RT0001.

         (r) Contracts. Westel is not a party to, or bound by, any contract, agreement or commitment of any kind which is to be performed or as to which Westel may have any right or obligation after the Closing Date other than

                  (i)      those listed in Part I of Schedule 3.1(r) or
                           Schedule 3.1(dd);

                  (ii) those entered into by Westel in connection with this Agreement and the transactions contemplated hereby;

                  (iii) those pursuant to which Westel is or would be obligated to expend, or entitled to receive, less than $50,000 in any 12-month period; and

                  (iv) those contracts which cannot be disclosed to the Buyer before the Time of Closing because of confidentiality obligations but, except as indicated in Part II of Schedule 3.1(r),

                           (A) contain any minimum commitments on the part of Westel which are for more than 1/3 of Westel's normal expected volume requirements for products or services of the nature covered by the contracts; or

                           (B) require that Westel deal with the other party on an exclusive basis; or

                           (C) contain any shortfall charge or other penalty for the failure to use the services of the other party to such contract; or

                           (D) none of which in the opinion of BCR, acting reasonably, is onerous or outside the ordinary course of the Business.

                  All contracts to which Westel is a party are in full force and effect, except for such contracts the invalidity or unenforceability of which alone or in the aggregate would not be reasonably likely to have a Material Adverse Effect. There is not any pending or, to the knowledge of BCR, threatened cancellation, existing default, or event under any such contract which, after notice or lapse of time, or both, would constitute a default, except for such pending or threatened cancellations, existing defaults or events which, alone or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Except for the contracts referred to in subparagraph (iv) above, Schedule 3.1(r) specifically identifies all contracts and agreements containing confidentiality provisions which could prohibit or restrict disclosure of information to the Buyer.

         (s) Licences. Westel owns, possesses. or has obtained and is in compliance with, all material governmental licences, permits, certificates, consents, orders, grants and other authorizations necessary to conduct its business as now conducted.

         (t) Environmental Matters. Except as disclosed in Schedule 3.1(t), Westel: (i) is in compliance in all material respects with applicable Environmental Laws and the Environmental Permits; (ii) has not received any written notices from any Governmental Authority having jurisdiction alleging the violation of, or any claim or liability under any applicable Environmental Law; (iii) is not the subject of any Order arising under any Environmental Law, and (iv) has obtained all Environmental Permits which are required in order to carry on the Business and operations as presently conducted under all applicable Environmental Laws, where non-compliance or failure to obtain the same would have individually or in the aggregate a material adverse effect. Neither BCR nor Westel has at any time given any written undertakings with respect to remedying any breach of Environmental Laws which have not been duly performed in accordance with the terms of such undertakings. BCR is not aware of any situation in which any of the Assets has been used as or is a landfill, waste disposal site or contaminated site under the Waste Management Act (British Columbia).

                  Westel has provided all reports and information to the appropriate Governmental Authority as required by such Governmental Authority pursuant to all applicable Environmental Laws except where a failure to do so is not expected to give rise to Material liabilities. Copies of such reports and the Environmental Compliance Reviews in the possession of Westel are set out in Schedule 3.1(t) and BCR is not aware of the existence of any others. Except in compliance with Environmental Laws and except as disclosed in the Environmental Compliance Reviews, Westel has not caused or permitted, and BCR has no knowledge of, any Release or Disposal of any Hazardous Substance on or from any premises owned or occupied by Westel or of any Release or Disposal of any Hazardous Substance from a facility owned or operated by Westel or any Affiliate of or tenant from Westel for which Westel may have liability except as disclosed in Schedule 3.1(t). All Hazardous Substances generated, handled, stored, treated, processed, transported or disposed of by or (to its knowledge) on behalf of Westel have been generated, handled, stored, treated, processed, transported or disposed of in all material respects, in compliance with applicable Environmental Laws and the Environmental Permits.

         (u) Brokers and Finders. Other than Nesbitt Burns, BCR and Westel have not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur.

         (v) Books and Records. The corporate records and minute books of Westel are maintained in all material respects in accordance with Applicable Law.

         (w) Absence of Guarantees. Westel has not given nor agreed to give, and is not a party to or bound by, any guarantee of indebtedness or other obligations of BCR, any Affiliate or other third parties nor any other commitment by which Westel is, or is contingently, responsible for such indebtedness or other obligations.

         (x) Restrictions on Business. Westel is not a party to any agreement, lease, mortgage, security document, obligation or negotiable instrument, or subject to any restriction in the memorandum or its articles or its directors' or shareholders' resolutions or subject to any restriction imposed by any Governmental Authority which could materially restrict or interfere with the conduct of the Business as currently carried on or the use of the Assets by Westel as currently used, other than restrictions of general application to the Business, including general restrictions under the Telecommunications Act (Canada) and restrictions pursuant to licenses of occupation relating to lands held by the Crown.

         (y) Condition of Assets. All tangible Assets having a book value in excess of $100,000 or which are otherwise material to the Business, are in working condition, have been properly maintained in the ordinary course of business and are suitable for the operation of the Business as now operated by Westel.

         (z) Insurance. Westel is insured by reputable insurers against liability, loss and damage in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets, and such insurance coverage will be continued in full force and effect to but not including the Closing Date. Schedule 3.1(z) is a true and complete list of all insurance policies (specifying the amount of coverage, the type of insurance and any pending claims thereunder) maintained by Westel in respect of the Assets and the Business as of the date hereof. Westel is not in default with respect to any of the provisions contained in any such insurance policy. For any current claim that has not been settled or finally determined, Westel has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion such that the insurer would be entitled to terminate coverage or deny liability on any such claim. All such policies of insurance are in full force and effect and Westel is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy. The Buyer acknowledges that to the extent that this insurance is with BCR Captive Insurance Co. Ltd., it will cease at the Time of Closing. Except as disclosed in Schedule 3.1(z), BCR, having made inquiry of its manager of risk management and insurance, is not aware of any events or occurrences which could reasonably form the basis for a claim under Westel's policies of insurance.

         (aa) Intellectual Property Rights. Schedule 3.1(aa) sets forth a true and complete list of all trade marks which are all trade marks owned by or licensed to Westel and used in the Business. The Intellectual Property Rights are owned by Westel or validly licensed to it. All registrations and filings necessary to preserve the rights of Westel in and to the Intellectual Property Rights in Canada have been made. Except as described in Schedule 3.1(aa) BCR is not aware of any infringement of, passing-off related to, or other interference with the Intellectual Property Rights by third parties or any claim by any Person that any of the Intellectual Property Rights are, or may be, invalid or unenforceable or that the Intellectual Property Rights infringe or are alleged to infringe the intellectual property rights of any other Person. Westel is not a party to any claim, or, to BCR's knowledge, subject to any liability, contingent or otherwise, for trademark, trade name, industrial design, patent or copyright infringements as to any products manufactured, produced, used or sold by Westel, either as plaintiffs or as defendant or any other claims or liability relating to trademarks, trade names, industrial designs, patents or copyrights owned or licensed by Westel.

         (bb) Occupational Health and Safety. BCR has provided the Buyer with all inspection reports under all applicable occupational health and safety laws and there are no outstanding inspection orders or charges made under such laws. The Business complies with all occupational health and safety rules and regulations in all material respects and to the knowledge of BCR, there are no outstanding violations of such rules and regulations.

         (cc) Workers' Compensation. There are no notices of reassessment or penalty assessment (collectively, "Assessments") or any other communications related thereto which Westel has received from any workers' compensation board or similar authorities in any jurisdictions where the Business is carried on and there are no assessments which are unpaid on the date hereof.

         (dd) Leases. Part I of Schedule 3.1(dd) sets forth a true and complete list of the Leases. Except as disclosed in such
                  Schedule:

                  (i) Each of the Leases is unamended (except for amendments made in the ordinary course of Business) and is in full force and effect.

                  (ii) All payments required to be paid by Westel pursuant to the Leases have been paid when due and Westel is not otherwise in material default in meeting its obligations under any of the Leases.

                  (iii) No material default exists under, and no event exists which, but for the passing of time or the giving of notice, or both, would constitute a material default, on the part of Westel, or, to the knowledge of BCR, on the part of any of the other parties to any of the Leases.

                           Part II of Schedule 3.1(dd) sets forth a true and complete list of the Expired Leases. BCR has no reason to believe that (i) its occupation of any premises under the Expired Leases will be terminated; and (ii) the Expired Leases will not be renewed by the Lessor on normal commercial terms in the course of usual practices of the lessor or other party to the Expired Leases.

         (ee) No Expropriation. Westel has not received any notice of expropriation of all or any of the Assets and BCR is not aware of any expropriation proceeding pending or threatened against or affecting the Assets nor of any discussions or negotiations which could lead to any such expropriation.

         (ff) Major Suppliers and Customers. BCR has disclosed to the Buyer on Schedule 3.1(ff), a list of Westel's top 10 customers by value and Westel's top 10 suppliers by value, for the 31 day period ending May 31, 1998. To the knowledge of BCR, there is no Material dispute between Westel and any such supplier or customer. Westel is not aware of any intention of any such supplier or customer to change any Material terms upon which it will conduct business with Westel.

         (gg) Year 2000. Schedule 3.1(gg) describes Westel's Millennium Compliant programme. Except as provided in Schedule 3.1(gg), all costs known to BCR in carrying out such programme have been estimated by Westel and included in its budgets, copies of which have been provided to the Buyer. BCR is not aware of any Millennium Compliant issues under Westel's control other than those identified in Schedule 3.1(gg) and it is not aware of any fact or circumstance which would prevent such programme from making the software under Westel's control Millennium Compliant by December 31, 1999. For the purpose of this paragraph "Millennium Compliant" means the ability of software to deal with all date information whether before, during or after January 1, 2000 including, but not limited to, accepting date input, providing accurate date output and performing accurate calculations involving dates or portions of dates with the same degree of accuracy as it could before January 1, 2000.

         (hh) Credit Facilities. The only credit facilities or similar arrangements with any lender to which Westel is a party are as described in Schedule 1.1(ss) and except as disclosed in that Schedule there are no obligations of Westel which are guaranteed by BCR.

         (ii) Copies of Documents etc. True and complete copies of the documents and agreements listed in the Schedules hereto which are in writing, have been made available to the Buyer or its solicitors for review.

         (jj) Pension Plan Administration. BCR has no reason to believe that John W. Cook, Superannuation Commissioner for the Province of British Columbia, as administrator of the Westel pension plan will not act as indicated in the letter from such administrator attached hereto in Schedule 3.1(k).

         (kk) Vacation Pay. As at December 31, 1997, the only outstanding vacation entitlement for employees of Westel related to 1997 vacations. One of Westel's published employment policies provides that vacation entitlement can only be carried forward

                  (i)      for one year; and

                  (ii)     with the concurrence of the company

                  and expires if not used in that carry forward period.

3.2 No Other Presentations or Warranties. Except for the representations and warranties contained in this Article III, neither BCR, Westel nor any other Person makes any other express or implied representation or warranty on behalf of BCR or Westel.

3.3 Survival of Representations and Warranties. All representations and warranties made by BCR in this Agreement shall survive the Closing for a period of 2 years after the Closing Date except for:

         (a) the representations and warranties set forth in Sections 3.1(a) and (b) and the first three sentences of Section 3.1(c), which shall survive without time limit;

         (b) the representation is and warranties set forth in Section 3.1(t) which shall survive for a period of 5 years after the Closing Date; and

         (c) the representations and warranties set forth in Sections 3.1(m), 3.1(n) and 3.1(o) which shall survive until the expiry of the last day upon which any Governmental Authority may, (in the absence of fraud or any misrepresentation that is attributable to neglect, carelessness or wilful default, in which case the representation shall survive without time limit), issue an assessment for Taxes owing by Westel in respect of a period ending on or prior to the Time of Closing.

After the expiration of such time periods, BCR shall have no further liability hereunder with respect to such representations and warranties except (i) with respect to claims properly made within such time periods and (ii) for claims based on fraud.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

4.1 Representations and Warranties of Buyer. Buyer represents and warrants to BCR as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

         (a) Incorporation and Qualification. Buyer is a corporation duly incorporated, organized and is validly subsisting under the laws of Canada.

         (b) Authority; Filings, Consents and Approvals. Buyer has the corporate power and authority to enter into this Agreement and, subject to the receipt of the approvals, consents and authorizations contemplated in this Agreement, to carry out the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no other proceedings on the part of Buyer are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby.

                  Except as set forth in Schedule 4.1(b) or as required by the Competition Act or the filing of appropriate notices with the relevant share exchanges, material change reports and press releases, the execution, delivery and performance of this Agreement will not require Buyer or any of its subsidiaries to obtain any consent, waiver, authorization or approval of, or make any filing with or give notice to, any Person, except for such consents, waivers, authorizations or approvals which the failure to obtain would not be reasonably likely to prohibit or materially delay Buyer's ability to perform its obligations under this Agreement.

         (c) No Conflict. Subject to the receipt of the governmental and regulatory approvals referred to in this Agreement, the execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer and the consummation by it of the transactions contemplated by this Agreement shall not:

                  (i) conflict with or violate the articles or by-laws of the Buyer;

                  (ii) conflict with or violate any law, rule, regulation, permit, order, judgment or decree applicable to Buyer or by which its properties are bound or affected, the conflict with which or violation of which would prohibit or materially delay Buyer's ability to perform its obligations under this Agreement; or

                  (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Assets of Buyer or its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties is bound or affected, which, in any such case, would prohibit or materially delay Buyer's ability to perform its obligations under this Agreement.

         (d) Brokers and Finders. Buyer has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur.

         (e) Financial Capability. On the Closing Date, Buyer will have sufficient funds to purchase the Shares on the terms and conditions contemplated by this Agreement.

         (f) Securities Act. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer acknowledges that the Shares are not registered under the Securities Act or any other applicable securities law, and that such Shares may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to other applicable securities laws and regulations as applicable.

4.2 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

4.3 Survival of Representations and Warranties. All representations and warranties made by the Buyer in this Agreement shall survive the Closing for a period of 2 years after the Closing Date. After the expiration of such time period, the Buyer shall have no further liability hereunder with respect to such representations and warranties except (i) with respect to claims properly made within such time periods and (ii) for claims based on fraud.

                                   ARTICLE V
                   COVENANTS AND AGREEMENTS OF BCR AND BUYER

5.1               Access and Information.

         (a) BCR shall permit Buyer and its representatives after the date of execution of this Agreement to have reasonable access, during regular business hours and upon reasonable advance notice, to the Assets owned or leased by Westel and to the officers of Westel, subject to BCR's reasonable rules and regulations, and shall furnish, or cause to be furnished, to Buyer any financial and operating data or other information that is available with respect to the Business and Assets of Westel in order to permit Buyer to complete its due diligence or as Buyer shall from time to time otherwise reasonably request, provided that the foregoing shall not require BCR to permit any inspection, or to disclose any information, that in its reasonable judgment would result in the disclosure of any trade secrets of third parties or violate any of BCR's or Westel's obligations with respect to confidentiality if BCR shall have used its reasonable best efforts to obtain the consent of any such third party to such inspection or disclosure. The Buyer shall also have right to meet with groups of employees of Westel or otherwise provide to employees of Westel information regarding the Buyer and its Affiliates, on reasonable prior notice to BCR in order to provide information to such employees about the Buyer and its plans for Westel and the Business including the Buyer meeting with the members of the Westel management team prior to the Closing Date for the purposes of discussing continued employment terms with Westel. In the event of the termination of this Agreement, the Buyer hereby covenants that it shall not, nor shall it cause its Affiliates not to for one year thereafter, directly or indirectly, induce any individual who to its knowledge is then employed on a full time or substantially full time basis in the Business by Westel, to leave the employ of Westel, without the prior written consent of Westel, provided however that this covenant shall not apply to advertisements or solicitations made generally to the public.

         (b) In the event of the termination of this Agreement, Buyer at its own expense shall promptly deliver (without retaining any copies thereof) to BCR, or (at BCR's option) confirm in writing to BCR that it has destroyed all information furnished to Buyer, any of its Affiliates or its representatives by BCR, Westel or any of their respective agents, employees or representatives as a result hereof or in connection herewith, whether so furnished before or after the execution hereof. Buyer shall destroy all analyses, compilations, forecasts, studies or other documents prepared by Buyer or its representatives which contain or reflect any such information. Buyer shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained to be kept confidential and will not use, or permit the use of, such information in its business or in any other manner or for any other purpose except as contemplated hereby.

         (c) In the event of the termination of this Agreement, all information provided or obtained pursuant to clause (a) above shall be held by Buyer in accordance with and subject to the terms of the confidentiality agreement, dated February 28, 1998, between Buyer and BCR (the "Confidentiality Agreement").

5.2               Registrations, Filings and Consents; Proceedings.

         (a) BCR and Buyer will cooperate and use their respective reasonable best efforts to fulfill the conditions precedent to the other party's obligations hereunder, including but not limited to, securing as promptly as practicable all consents, approvals, waivers and authorizations required, necessary or desirable in connection with the transactions contemplated hereby. Buyer and BCR will promptly file documentary materials required by the Competition Act, Environmental Laws and each of the other items listed in Section 3.1(c) and
                  Section 4.1(b) and promptly file any additional information requested as soon as practicable after receipt of request therefor; provided that each party shall duly file with the Director the notification and report form (the "Report") required under the Competition Act with respect to the sale and purchase of the Shares no later than three Business Days after the date hereof. Buyer acknowledges that BCR's ability to assist with filings may be constrained by confidentiality obligations BCR has to certain third parties.

         (b) Each of Buyer and BCR shall vigorously defend or cause to be defended any lawsuits or other legal proceedings brought against it or any Affiliate thereof challenging this Agreement or the completion of the transactions contemplated by this Agreement. Neither Buyer nor BCR shall settle or compromise any claim brought by their respective present, former or purported holders of any of their securities in connection with the transactions contemplated by this Agreement prior to the Closing Date without the prior written consent of the other party.

5.3 Operation of Business. During the period commencing on the date hereof and continuing until the Closing Date, unless Buyer shall otherwise agree in writing (such agreement not to be unreasonably withheld) or as otherwise expressly contemplated or permitted by this Agreement, BCR will cause Westel:

         (a) to carry on its business in the ordinary course and use its reasonable best efforts to preserve intact its business, organization, employees, customers, suppliers and goodwill;

         (b) not to subdivide, consolidate, redeem, purchase or otherwise acquire or reclassify any of its outstanding shares of any class, declare any dividends on or make other distributions (whether in cash, securities or property or any combination thereof) in respect of its shares of any class;

         (c) not to amend its memorandum or articles or similar o rganizational documents;

         (d) not to issue, authorize or propose or commit to the issuance of (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), or, directly or indirectly, through an Affiliate or otherwise, purchase or propose the purchase of, any shares in its capital of any class or securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities;

         (e) not to commit to or merge or consolidate with or into any other Person;

         (f) not to sell, lease, transfer or otherwise dispose of or create or suffer to exist any Encumbrance on any of its Assets except in the ordinary course of business and except for Permitted Transfers and Permitted Encumbrances;

         (g)      except for Permitted Capital Expenditures, not to:

                  (i) incur indebtedness for money borrowed or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person in excess of such amount, or issue or sell any debt securities;

                  (ii) make any new capital expenditures in excess of $100,000 in the aggregate;

                  (iii) enter into a contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (h) not to grant to any employee of Westel any increase in compensation or in severance or termination pay, or enter into new or amend existing agreements respecting employment (including benefits) with any employee of Westel, except as may be required under employment or termination agreements in effect on the date hereof including the Permitted Retention Bonuses and the Permitted Severance Arrangements or as may be required by law or in a manner consistent with past practices;

         (i) not to enter into any transaction or perform any act which might interfere or be inconsistent with the successful completion of the transactions contemplated by this Agreement or which would render inaccurate any of the representations and warranties set forth herein;

         (j) to use its reasonable best efforts to renew each of the Expired Leases on normal commercial terms and to assign or transfer leases in BCR's name to Westel; and

         (k) to use its reasonable efforts to complete the registration of its Pension Plan as contemplated by Section 3.1(k)(ii).

5.4 Retention of Books and Records. Buyer shall cause Westel to retain, until all applicable tax statutes of limitations (including periods of waiver) have expired, all books, records and other documents pertaining to Westel in existence on the Closing Date that are required to be retained under current retention policies and to make the same available after the Closing Date for inspection and copying by BCR or its agents at BCR's expense, during regular business hours and upon reasonable request and upon reasonable advance notice in connection with any Taxes or Tax Returns of BCR. After the expiration of such period, no such books and records shall be destroyed by Buyer without first advising BCR in writing detailing the contents thereof and giving BCR at least 120 days to obtain possession thereof. Buyer shall keep such records strictly confidential and use them only for tax and accounting purposes.

5.5 Closing Date Financial Information. For a period of one year from and after the Closing Date, to the extent reasonably necessary for BCR or its Continuing Affiliates to prepare consolidated financial statements or any governmental permits, licenses or required filings and to comply with reporting obligations in respect thereof, upon the written request of BCR, Westel will provide, and Buyer shall use its reasonable best efforts to cause Westel to provide, to BCR and its accountants within 20 Business Days of such request such computer support, access to employees and Buyer's accountants and financial information of Westel as of the Closing Date as BCR may reasonably request in the format customarily required by BCR or its Affiliates and, upon BCR's request, it will be accompanied by supplemental financial schedules customarily required by BCR or its Affiliates in support of such financial information. BCR shall keep such records strictly confidential and use them only for accounting and tax purposes.

5.6 Telecommunications Services Agreement. BCR shall cause BC Rail to enter into, and the parties hereto shall cause Westel to enter into, the Telecommunications Services Agreement.

5.7 Non-Competition Agreement. The Buyer, Westel and BCR shall each execute and deliver the Non-Competition Agreement at the Closing Time.

5.8 Capitalization of Inter-corporate Debt. Immediately prior to the Closing Time, BCR shall subscribe for such number of common shares of Westel at $1.00 per share as is equal to the amount of the Inter-corporate Debt and shall pay such subscription price to Westel. BCR shall cause Westel to use the subscription price to repay to BCR, the amount of the Intercorporate Debt at the Closing Time.

5.9 Further Assurances. Each party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this Agreement and the transactions contemplated hereby.

5.10 Continue Insurance. Up to the Time of Closing, BCR shall cause Westel to continue in force and good standing all policies of insurance maintained by Westel and shall present all claims under such policies in a due and timely manner. The Buyer acknowledges that to the extent placed with BCR Captive Insurance Co. Ltd., such insurance cannot be continued thereafter. BCR shall cooperate with the Buyer and shall provide any necessary information to the Buyer so that the Buyer may arrange for insurance on the Assets and the Business which is normal and prudent for a business of the type owned and operated by Westel.

5.11 Comply with Laws. BCR shall cause Westel to comply with all Applicable Laws affecting Westel which are material to the operation of the Business.

5.12 Brokerage Fees. BCR shall pay all fees and expenses of Nesbitt Burns payable in connection with this Agreement and the transactions contemplated hereby.

5.13 Disclosure of Breaches. No party hereto shall be deemed to have breached any representation, warranty, covenant or agreement in this Agreement, if (i) such party shall have notified the other parties hereto in writing, on or prior to the Closing Date, of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of or inaccuracy in, such representation, warranty, covenant or agreement, specifically referring to the provisions of this Agreement so breached or rendered inaccurate, and (ii) the other party has permitted the Closing to occur and, for purposes of this Agreement, is thereby deemed to have waived such breach or inaccuracy; provided, however, that a disclosure pursuant to this Section 5.13 shall not prejudice the rights of the parties pursuant to Article VI hereof not to consummate the transactions contemplated by this Agreement.

5.14 Pension Plan. BCR shall cooperate with the Buyer so that (i) the administrator and trustee of the Pension Plan is changed to an administrator and trustee selected by the Buyer and (ii) the investments of the Pension Plan ire reinvested in investments selected by the administrator appointed by the Buyer. The Buyer shall use its reasonable best efforts to effect such changes as soon as practicable after the Closing.

5.15 Value Allocation Schedule. The parties agree that the aggregate value of the Current Assets as set forth in the Value Allocation Schedule is the fair market value of such Assets on the date hereof and that the allocation of such value among classes of assets as set out therein represents an appropriate allocation of such value.

5.16 Transfer of Telecommunication Assets. BCR acknowledges that the Buyer will enter into an asset purchase agreement with the Canadian Carrier that will contain representations, warranties, covenants and indemnities with respect to the Telecommunication Assets (collectively "Telecommunication Warranties") which are substantially to the same effect as the representations, warranties, covenants and indemnities given by BCR to the Buyer with respect to the Assets and the Business and that the giving of such representations, warranties, covenants and indemnities by the Buyer will be made in reliance on the representations, warranties, covenants and indemnities given by BCR to the Buyer in this Agreement. The Buyer may claim against BCR under Article VI for any Loss suffered or incurred by the Buyer as a result of any claim made by the Canadian Carrier against the Buyer for any breach of the Telecommunication Warranties which are result from or relate to any breach by BCR of the representations, warranties, covenants and indemnities given by BCR to the Buyer in this Agreement.

5.17 Permitted Transfers. At or before the Time of Closing, BCR may cause Westel to transfer to BC Rail the Assets listed in Schedule 3.1(d)(v)(A) provided that such sale shall take place in accordance with the following terms:

         (a) The price for the Assets transferred shall be an amount equal to the net book value thereof.

         (b) The price shall be paid by BCR to Westel by a reduction in the Inter-corporate Debt.

         (c) With respect to those assets described in Part I of Schedule 3.1(d)(v)(A), Westel and BC Rail shall provide in the Telecom Services Agreement that Westel shall have unrestricted access to and the right to use the transferred assets free of charge for the remainder of their useful life without cost to Westel.

5.18 Permitted Retention Bonuses and Permitted Severance Arrangements. BCR shall reimburse Westel for all Permitted Retention Bonuses which become payable to employees of Westel as a result of the Closing and shall indemnify Westel and save it fully harmless from and against any such liabilities. BCR shall not be liable to pay any amounts owing under the Permitted Severance Arrangements, or any other severance arrangements or termination obligations, liabilities, damages or costs of any kind whatsoever applicable to the employees of Westel which may arise out of the transactions contemplated herein, whether occurring before or after the Closing Date, all of which shall continue to be the responsibility of Westel.

                                   ARTICLE VI
                             CONDITIONS TO CLOSING

6.1 Conditions for the Benefit of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer in writing on or prior to the Closing Date of each of the following conditions, all of which are for its exclusive benefit:

         (a) Representations and Warranties. Each of the representations and warranties of BCR contained in this Agreement which refers to a Material Adverse Effect or otherwise makes reference to a concept of materiality shall be true when made and as of the Closing Date, and each of the other representations and warranties of BCR contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (i) representations and warranties that are made as of a specific date need be true, or true in all material respects, as the case may be, only as of such date and (ii) as expressly permitted by this Agreement to change between the date of this Agreement and the Closing Date); each of the covenants and agreements of BCR to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Buyer shall have received at the Closing certificates to that effect dated as of the Closing Date and executed on behalf of BCR by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

         (b) Opinion of BCR's Counsel. Buyer shall have received from BCR an opinion of Ladner Downs, counsel to BCR, dated as of the Closing Date, acceptable to the Buyer and its counsel, acting reasonably.

         (c)      Consents, Authorizations and Representations. Subject to
                  Section 6.3 hereof, all consents, approvals, orders and authorizations of any Person or Governmental Authorities (or registrations, declarations, filings or recordings with any of them), required for the Closing (other than routine post-closing notifications or filings), shall have been obtained or made on or before the Closing, including the consents and approvals set forth in Schedules 3.1(c) and 4.1(b).

         (d) No Material Adverse Change. No material adverse change shall have occurred since the date hereof with respect to the Condition of the Business and the Buyer shall have received immediately prior to Closing a certificate from a senior officer of BCR certifying, to the best of that officer's knowledge, information and belief (after due enquiry) that the condition in this Section has been satisfied.

         (e) Litigation. No order or judgment shall have been made that prohibits or restricts the Closing. None of the parties (including the Buyer or Westel), nor any of their respective directors, officers, employees or agents, shall be a defendant or third party to or threatened with any litigation or proceedings before any Court or Governmental Authority which, in the opinion of the Buyer, acting reasonably, could prevent or restrict that party from performing any of its obligations in any Closing Document.

         (f) Receipt of Closing Documentation.. All documentation relating to the sale and purchase of the Shares including all closing documents relating to the due authorization and completion of such sale and purchase and all actions and proceedings taken on or prior to the Closing in connection with the performance by BCR of its obligations under this Agreement shall be satisfactory to the Buyer and its counsel, acting reasonably. The Buyer shall have received copies of the closing documents and all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of' all corporate proceedings in connection therewith in form (as to certification and otherwise) and substance satisfactory to the Buyer and its counsel.

         (g) Directors of Company. At the Closing Time, all directors of Westel and the BCR officers as listed in Schedule 6.1(g) hereto shall submit:

                  (i)      a resignation from all positions with Westel, and

                  (ii) a release of all claims against Westel up to the Closing Time except for (i) current unpaid remuneration and advances made to Westel and (ii) any matters for which such director is entitled to indemnity under the by-laws of Westel and any insurance related thereto.

         (h) Non-Competition Agreement. BCR shall have executed and delivered to the Buyer and Westel a Non-Competition Agreement in the form of Schedule 6.1(h).

         (i) Competition Act Approval. The Competition Act Approval shall have been obtained.

         (j) Telecommunications Services Agreement. Westel and BCR Partnership shall have entered into the Telecommunications Services Agreement.

         (k)      Permitted Transfers Any transfer of assets pursuant to
                  Section 5.17 shall be completed to the satisfaction of the Buyer, acting reasonably.

6.2 Conditions for the Benefit of BCR. The obligation of BCR to consummate the transactions contemplated by this Agreement shill be subject to the satisfaction or waiver by BCR in writing on or prior to the Closing Date of each of the following conditions all of which are for its exclusive benefit:

         (a) Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement qualified by a concept of materiality shall be true when made and as of the Closing Date, and each of the other representations and warranties of Buyer contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (i) representations and warranties that are made as of a specific date need be true, or true in all material respects, as the case may be, only as of such date and (ii) as expressly permitted by this Agreement to change between the date of this Agreement and the Closing Date); each of the covenants and agreements of Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and BCR shall have received at the Closing certificates to that effect dated as of the Closing Date and executed on behalf of Buyer by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

         (b) Opinion of Buyer's Consel. BCR shall have received from Fasken Campbell Godfrey, as counsel for Buyer, an opinion, dated as of the Closing Date, acceptable to BCR and its counsel, acting reasonably.

         (c) Telecommunications Services Agreement. Westel and BCR Partnership shall have entered into the Telecommunications Services Agreement.

         (d) Receipt of Closing Documentation. Buyer shall deliver all documents reasonably requested by BCR or its counsel and shall take all actions reasonably necessary to complete the transactions contemplated by this Agreement.

         (e) Litigation. No order shall have been made that prohibits or restricts the Closing. None of the parties (including BCR or Westel), nor any of their respective directors, officers, employees or agents, shall be a defendant or third party to or threatened with any litigation or proceedings before any court or Governmental Authority which, in the opinion of BCR, acting reasonably, could prevent or restrict that party from performing any of its obligations in this Agreement or any closing document.

         (f) Consents, Authorizations and Registrations. All consents, approvals, orders and authorizations of any Person or Governmental Authorities (or registrations, declarations, filings or recordings with any of them), required for the Closing (other than routine post-closing notifications or filings), shall have been obtained or made on or before the Closing, Including the consents and approvals set forth in
                  Schedule 3.1(c).

         (g) Release of Guarantee. BCR and its Affiliates shall have been released from all obligations under any guarantees of the debts or other obligations of Westel listed on Schedule 3.1(hh).

         (h)      Permitted Transfers. Any transfer of assets pursuant to
                  Section 5.17 shall be completed to the satisfaction of BCR, acting reasonably.

6.3 Termination if Conditions Not Met. If the conditions set out in this
Article VI are not satisfied or waived on or before August 31, 1998 or such later date as the parties hereto agree to in writing, this Agreement may be terminated by either party by notice in writing to the other. In the event of a termination of this Agreement pursuant to this paragraph 6.3, the obligations of BCR and Buyer under this Agreement shall be at an end except for the obligations contained in the Confidentiality Agreement, provided that either BCR or Buyer may also bring an action against the other for damages suffered where the non-performance or non-fulfillment of the relevant condition is as result of a breach of covenant, representation or warranty contained in this Agreement by the other.

                                  ARTICLE VII
                                INDEMNIFICATION

7.1               Definitions.  As used in this Article 7:

                  "Claim" means any demand, action, suit, proceeding, claim, assessment, judgment or settlement or compromise relating thereto which may give rise to a right to indemnification under Sections 7.2 or 7.3;

                  "Direct Claim" means any Claim by an Indemnified party against an Indemnifier which does not result from a Third party Claim;

                  "Indemnifier" means any party obligated to provide indemnification under this Agreement;

                  "Indemnified Party" means any Person entitled to indemnification under this Agreement;

                  "Indemnity Payment" means any amount of Loss required to be paid pursuant to Sections 7.2 or 7.3;

                  "Loss" means any and all loss, liability, damage, cost or expense actually suffered or incurred by a party resulting from the subject matter of any Claim, including the costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto, less the amount of any judgment awarded as a result of any counterclaim or set-off relating to that Claim;

                  "Representative" means each director, officer, employee, agent, solicitor, accountant, professional advisor and other representative of an Indemnified party and in the case of the Buyer includes each director, officer, employee, agent, solicitor, accountant, professional advisor and other representative of Westel;

                  "Third Party Claim" means any Claim asserted against an Indemnified Party by any Person who is not a party or an affiliate of such a party;

7.2 Indemnification by BCR. BCR shall indemnify and save harmless the Buyer and each of its Representatives from and against any and all Loss suffered or incurred by them, as a result of:

         (a)      subject to Sections 3.3 and 5.13 and the limits set forth in
                  Section 7.11, any misrepresentation or breach of warranty made or given by BCR in this Agreement;

         (b) any failure by BCR to observe or perform any covenant or obligation contained in this Agreement to be observed or performed by it;

         (c) any of the claims, actions, proceedings, suits, or other matters listed on Schedule 3.1(i).

In addition, BCR shall indemnify and save harmless the Buyer and each of its Representatives from and against any and all Loss suffered or incurred by them, as a result of any Taxes required to be paid by Westel relating to any period ending on or before the Closing Date, in excess of the Taxes accrued as a liability on the Financial Statements or included in the calculation of Closing Working Capital.

7.3 Indemnification by the Buyer. The Buyer shall indemnify, defend and save harmless BCR and each of its Representatives from and against any and all Loss suffered or incurred by them, as a result of:

         (a)      subject to Sections 4.3 and 5.13 and the limits set forth in
                  Section 7.11, any misrepresentation or breach of any warranty made or given by the Buyer in this Agreement; and

         (b) any failure by the Buyer to observe or perform any covenant or obligation contained in this Agreement to be observed or performed by it.

7.4 Agency for Representatives. Each Indemnified Party agrees that it accepts each indemnity in favour of any of its Representatives as agent and trustee of that Representative. Each party agrees that an Indemnified Party may enforce an indemnity in favour of any of that party's Representatives on behalf of that Representative.

7.5 Notice of Third Party Claims. If an Indemnified Party receives notice of the commencement or assertion of any Third Party Claim, the Indemnified Party shall give the Indemnifier reasonably prompt notice thereof, but in any event no later than 30 days after receipt of such notice of such Third Party Claim. Such notice to the Indemnifier shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnified Party.

7.6 Defence of Third Party Claims. The Indemnifier may participate in or assume the defence of any Third Party Claim by giving notice to that effect to the Indemnified Party not later than 30 days after receiving notice of that Third Party Claim (the "Notice Period") and may enforce any right of set-off or counterclaim to which the Indemnified Party may be entitled. The Indemnifier's right to do so shall be subject to the rights of any insurer or other party who has potential liability in respect of that Third Party Claim. The Indemnifier agrees to pay all of its own expenses of participating in or assuming such defence. The Indemnified Party shall cooperate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifier and may participate in such defence assisted by counsel of its own choice at its own expense. If the Indemnified Party has not received notice within the Notice Period that the Indemnifier has elected to assume the defence, of such Third Party Claim, the Indemnified Party may assume such defence. assisted by counsel of its own choosing and the Indemnifier shall be liable for all reasonable costs and expenses paid or incurred in connection therewith and any Loss suffered or incurred by the Indemnified Party with respect to such Third Party Claim.

7.7 Assistance for Third Party Claims. The Indemnifier and the Indemnified Party will use all reasonable efforts to make available to the party which is undertaking and controlling the defense of any Third Party Claim (the "Defending Party"),

         (a) those employees whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defending any Third Party Claim; and

         (b) all documents, records and other materials in the possession of such party reasonably required by the Defending Party for its use in defending any Third Party Claim,

and shall otherwise cooperate with the Defending Party. The Indemnifier shall be responsible for all reasonable expenses associated with making such documents, records and materials available and for all reasonable expenses of any employees made available by the Indemnified Party to the Indemnifier hereunder, which expense shall not exceed the actual cost to the Indemnified Party associated with such employees.

7.8 Settlement of Third Party Claims. If an Indemnifier elects to assume the defence of, or any counterclaims or claims of set-off with respect to, any Third Party Claim as provided in Section 7.6, the Indemnifier shall not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defence of such Third Party Claim. However, if the Indemnifier fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 days after receiving notice from the Indemnified Party that the Indemnified Party bona fide believes on reasonable grounds that the Indemnifier has failed to take such steps, the Indemnified Party may, at its option, elect to assume the defence of and to compromise or settle the Third Party Claim assisted by counsel of its own choosing and the Indemnifier shall be liable for all reasonable costs and expenses paid or incurred in connection therewith. The Indemnifier shall not settle or compromise any Third Party Claim without obtaining the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld so long as all liability of the Indemnified Party with respect to the Third Party Claim is released. The Indemnified Party shall not settle or compromise any Third Party Claim without the prior written consent of the Indemnifier unless such settlement or compromise is made without any liability to the Indemnifier.

7.9 Direct Claims. Any Direct Claim shall be asserted by giving the Indemnifier reasonably prompt written notice thereof, but in any event not later than 60 days after the Indemnified Party becomes aware of such Direct Claim The Indemnifier shall then have a period of 30 days within which to respond in writing to such Direct Claim. If the Indemnifier does not so respond within such 30 day period, the Indemnifier shall be deemed to have rejected such Claim.

7.10 Failure to Give Timely Notice. A failure to give timely notice as provided in this Article 7 shall not affect the rights or obligations of any party except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

7.11              Limitation.

         (a) No claims for indemnification may be made by the Buyer or its Representatives against BCR under Section 7.2(a) in respect of any Loss arising in connection with any misrepresentation or breach of warranty made or given by BCR in this Agreement unless the aggregate of all Losses suffered or incurred by the Buyer or its Representatives in respect of all such misrepresentations or breaches of warranty, exceeds Five Hundred Thousand Dollars ($500,000) in the aggregate, in which event the amount of all such Losses may be recovered by the Buyer or its Representatives.

         (b) No claims for indemnification may be made by BCR or its Representatives against the Buyer under Section 7.3(a) in respect of any Loss arising in connection with any misrepresentation or and breach of warranty made or given by the Buyer in this Agreement, unless the aggregate of all Losses suffered or incurred by BCR or its Representatives in respect of all such misrepresentations or breaches of warranty, exceeds Five Hundred Thousand Dollars ($500,000) in the aggregate, in which event the amount of all such Losses may be recovered by BCR or its Representatives.

         (c) The maximum aggregate liability of BCR to the Buyer or its Representatives hereunder shall not exceed 70% of the amount of the Purchase Price, as adjusted.

         (d) The Buyer may set off against any amount due by it to BCR hereunder, the amount of any Loss suffered or incurred by it from time to time.

                                  ARTICLE VIII
                                  ARBITRATION

8.1 Arbitration. Any dispute between the parties concerning a dispute with respect to the purchase price adjustment calculations under Section 2.3 shall be referred to and finally resolved by arbitration in accordance with the Commercial Arbitration Act of British Columbia and governed by the Rules of Procedure, using a single arbitrator.

8.2 Location of Arbitration. Any arbitration hereunder shall be held at Vancouver, British Columbia, unless the parties otherwise agree.

8.3 Applicable Law. The law to be applied in connection with the arbitration shall be the law of British Columbia, including its conflicts of laws rules.

                                   ARTICLE IX
                                 MISCELLANEOUS

9.1 Amendment and Modification; Waiver. This Agreement may only be amended or modified in writing, signed by BCR and Buyer, at any time prior to the Closing with respect to any of the terms contained herein. At any time prior to the Closing either BCR or Buyer may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party granting such extension or waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

9.2 Return of Information. If for any reason whatsoever the sale and purchase of the Shares pursuant to this Agreement is not consummated, Buyer shall promptly return to BCR or Westel all books, records and documents of BCR or Westel (including all copies, if any, thereof) furnished by BCR, Westel, or any of their respective agents, employees, or representatives, and shall not use or disclose the information contained in such books, records or documents for any purpose or make such information available to any other Person.

9.3 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

9.4 Public Disclosure. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or the rules and regulations of the stock exchanges upon which the securities of the parties or their Affiliates are listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that to the extent that either party to this Agreement is required by law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation, to the extent such consultation is practicable in the circumstances, with the other party to this Agreement.

9.5 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

9.6 Entire Agreement. This Agreement and the Transaction Documents contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein.

9.7 Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

9.8 Parties in Interest; No Third Party Beneficiaries. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly provided in this Agreement nothing in this Agreement is intended to confer upon any Person other than Buyer, BCR, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

9.9 Schedules. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion in any other schedule where such disclosure is specifically cross referenced in the other schedule, but inclusion therein shall expressly not be deemed to constitute all admission by BCR, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.





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





9.10 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument. A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery.

9.11 Section Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.12 Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile, telex or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

         (a)      if to BCR, to:

                           British Columbia Railway Company
                           221 West Esplanade
                           North Vancouver, B.C.
                           V7M 3J1
                           Attention:  Roger Clarke
                           Vice President, Finance
                           and Information Technology
                           Fax: (604) 984-5033


                  With a copy to:

                           Ladner Downs
                           1200 Waterfront Centre
                           200 Burrard Street
                           P.O. Box 48600,
                           Vancouver, Canada
                           V7X lT2
                           Attention:  William R. Miles
                           Fax: (604) 687-1415





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

         (b)      if to Buyer, to:

                           RSL COM Holdings Canada Inc.
                           c/o RSL Communications Ltd.
                           767 Fifth Avenue, Suite 4300
                           New York, New York
                           U.S.A. 10153
                           Attention:  Jason Pollack
                           Associate Legal Counsel
                           Fax: (212) 317-1940


                  With a copy to:

                           Fasken Campbell Godfrey
                           4200 Toronto Dominion Bank Tower
                           Box 20, Toronto-Dominion Centre
                           Toronto, Canada
                           M5K 1N6
                           Attention: C. Ian Kyer
                           Fax: (416) 364-7813

Any notice given by mail shall be effective, if mailed at any other time than during a general discontinuance of postal service due to strike, lockout or otherwise, on the fourth Business Day after the post-marked date thereof. Any notice given by telex or facsimile shall be effective on the Business Day following the sending. Any notice delivered personally shall be effective at the time it is delivered to the applicable address noted above either to the individual designated above or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered personally or by telex or facsimile.

9.13 Governing Law, Submission to Jurisdiction; Selection of Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia without reference to the choice of law principles thereof. Each party hereto attorns to the non-exclusive jurisdiction of the Courts of the Province of British Columbia (the "Chosen Courts") and (i) irrevocably submits to the non-exclusive Jurisdiction of the Chosen Courts,
(ii) waives any objection to venue in any such action or proceeding in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto.





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



                  IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                           BRITISH COLUMBIA RAILWAY COMPANY

                           Per:
                               ---------------------------------------------
                                    Paul J. McElligott
                                    Group President and Chief Executive
                                    Officer

                           Per:
                               ---------------------------------------------
                                    J. Roger Clarke
                                    Vice-President, Finance & Information
                                    Technology

                           RSL COM HOLDINGS CANADA INC.

                           Per:
                               ---------------------------------------------
                                    Jacob Z. Schuster
                                    President






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


                                   SCHEDULES


Schedule 1.1(g)        Assets
Schedule 1.1(ss)       Lenders
Schedule 1.1(eee)      Permitted Encumbrances
Schedule 1.1(rrr)      Telecommunications Services Agreement
Schedule 1.1(vvv)      Value Allocation Schedule
Schedule 3.1(c)        BCR's Consents and Approvals
Schedule 3.1(d)(v)(A)  Permitted Transfers
Schedule 3.1(d)(v)(D)  Permitted Retention Bonuses and Permitted Severance
                       Arrangements
Schedule 3.1(e)        Financial Statements
Schedule 3.1(f)        Material Liabilities
Schedule 3.1(i)        Litigation
Schedule 3.1(j)        Labour and Employment Relations
Schedule 3.1(k)        Benefit Plans
Schedule 3.1(r)        Contracts
Schedule 3.1(t)        Environmental Matters
Schedule 3.1(z)        Insurance
Schedule 3.1(aa)       Intellectual Property Rights, including Trade Marks
Schedule 3.1(dd)       Leases and Expired Leases
Schedule 3.1(ff)       Major Suppliers and Customers
Schedule 3.1(gg)       Millennium Compliant Programme
Schedule 4.1(b)        Buyer's Consents and Approvals
Schedule 5.3(g)(i)     Permitted Capital Expenditures
Schedule 6.1(g)        Resigning Officers
Schedule 6.1(h)        Non-Competition Agreement




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